UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2006
Reynolds American Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-32258	20-0546644

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)
(336) 741-2000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Purchase Agreement Amendment
     On May 31, 2006, Reynolds American Inc. (“RAI”) entered into an amendment (the “Amendment”) to the Purchase Agreement (the “Purchase Agreement”), dated as of April 24, 2006, by and among (1) Karl J. Breyer, Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely as co-trustees of those certain separate and distinct trusts listed on Schedule 1 thereto, (2) GP Investor, L.L.C., a Delaware limited liability company, (3) RAI, and (4) Conwood Holdings, Inc. (f/k/a Pinch Acquisition Corporation), a Delaware corporation and wholly owned subsidiary of RAI (“Conwood Holdings”).
     The Amendment amends the Purchase Agreement to provide, among other things, the opportunity for, and procedures by which, mediation of any disputes arising from tax issues may be resolved, and clarifies certain indemnification obligations in connection with the payment of taxes.
     The Amendment is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. This summary of the provisions of the Amendment is qualified in its entirety by reference to the Amendment.
2006 Indenture
     On May 31, 2006, RAI completed the offering (the “Offering”) of $1.65 billion in aggregate principal amount of its senior secured notes, consisting of $625 million aggregate principal amount of 7.250% Senior Secured Notes due 2013 (the “2013 Notes”), $775 million aggregate principal amount of 7.625% Senior Secured Notes due 2016 (the “2016 Notes”) and $250 million aggregate principal amount of 7.750% Senior Secured Notes due 2018 (the “2018 Notes,” and together with the 2013 Notes and 2016 Notes, the “Notes”), in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and, outside the United States, in reliance on Regulation S under the Securities Act. The net proceeds of the Offering were used to help finance, in part, the acquisition by Conwood Holdings of the second largest manufacturer of smokeless tobacco products in the United States (the “Conwood Acquisition”), described in Item 2.01 below. The Notes are guaranteed by certain subsidiaries of RAI (after giving effect to the Conwood Acquisition) (the “Guarantors”) and secured by certain assets of RAI and the Guarantors. The Notes were sold to Lehman Brothers Inc., J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Mizuho International plc, Scotia Capital (USA) Inc., Wachovia Capital Markets, LLC and BNY Capital Markets, Inc. (collectively, the “Initial Purchasers”).
     The Notes were issued pursuant to an indenture (the “2006 Indenture”) entered into on May 31, 2006, by and among RAI, the Guarantors, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the 2006 Indenture, RAI may issue an unlimited amount of its debt securities in one or more series from time to time. Debt securities issued under the 2006 Indenture will rank equally with each other and will be treated as a single class for certain purposes under the 2006 Indenture, including with respect to any amendments of the 2006 Indenture and any defaults affecting all series of debt securities issued under the 2006 Indenture.
     The 2013 Notes will mature on June 1, 2013. The 2016 Notes will mature on June 1, 2016. The 2018 Notes will mature on June 1, 2018. Interest on the Notes will accrue from May 31, 2006 and will be payable semiannually, in arrears, on June 1 and December 1, beginning December 1,

2006, to the persons in whose names the Notes are registered at the close of business on the May 15 and November 15 preceding the respective interest payment dates, except that interest payable at maturity of the Notes shall be paid to the same persons to whom principal of the Notes is payable. Interest will be computed on the Notes on the basis of a 360-day year of twelve 30-day months.
     The Notes are redeemable, in whole at any time or in part from time to time, at the option of RAI, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the 2006 Indenture), plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.
     The Guarantors will fully and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on debt securities issued under the 2006 Indenture. The Guarantors consist of RAI’s material domestic subsidiaries (after giving effect to the Conwood Acquisition), other than RAI’s direct, wholly owned subsidiary, R.J. Reynolds Tobacco Holdings, Inc. (“RJR”). Under the terms of the 2006 Indenture, if, in the future, any other direct or indirect subsidiary of RAI guarantees the obligations of RAI under its new credit facilities (described below), such guarantor will also be required to guarantee the debt securities issued under the 2006 Indenture. Under the terms of the 2006 Indenture, if any Guarantor ceases to be a guarantor under RAI’s new credit facilities, that Guarantor will, generally, be automatically released from all of its obligations under the 2006 Indenture, and its guarantee of debt securities issued under the 2006 Indenture will terminate.
     Upon issuance, the Notes and the related guarantees will be secured by certain assets of RAI and the Guarantors as and to the extent described in the 2006 Indenture. These assets also constitute a portion of the security for the obligations of RAI and the Guarantors under RAI’s new credit facilities (which are secured by substantially all the assets of these entities). If these assets are no longer pledged as security for the obligations of RAI and the Guarantors under RAI’s new credit facilities (or any other indebtedness) for any reason, generally, they will automatically be released as security for the Notes and the related guarantees. Under the terms of RAI’s new credit facilities, generally, the security therefor will be automatically released at such time, if any, as the six-year $1.55 billion senior secured term loan described below is paid in full and RAI obtains investment grade corporate ratings (with not worse than stable outlooks) from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of the McGraw Hill Companies, Inc. (“S&P”).
     The 2006 Indenture contains covenants that (1) restrict the ability of RAI and certain of its subsidiaries to (a) mortgage or pledge certain of their assets to secure indebtedness without pledging the same assets as security for their obligations under debt securities issued under the 2006 Indenture, (b) engage in sale/leaseback transactions, or (c) consolidate, merge or transfer all or substantially all of their property and assets and (2) prohibit RJR from incurring certain indebtedness at any time it does not guarantee the obligations of RAI under debt securities issued under the 2006 Indenture.

     The 2006 Indenture does not contain any cross-default or cross-acceleration provisions, and does not limit the ability of RAI or any of its subsidiaries (other than RJR, as described above) to incur additional indebtedness.
     The Trustee also serves as trustee under RJR’s indentures dated July 25, 1995, May 15, 1999, and May 20, 2002, is serving as exchange agent in the private exchange offer RAI is currently conducting for certain outstanding RJR notes (the “RAI Exchange Offer”), and is the transfer agent for the common stock of RAI. An affiliate of the Trustee is an Initial Purchaser of the Notes, and another affiliate participates in RAI’s new credit facilities described below.
     The 2006 Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. The forms of 2013 Notes, 2016 Notes and 2018 Notes are filed as Exhibits 4.2, 4.3 and 4.4 to this Current Report, respectively, and are incorporated herein by reference. This summary of the provisions of the 2006 Indenture and the Notes is qualified in its entirety by reference to the 2006 Indenture and the forms of Notes.
New RAI Credit Facilities
     On May 31, 2006, RAI entered into new $2.1 billion senior secured credit facilities, consisting of a six-year $1.55 billion senior secured term loan (the “Term Loan”) and a five-year, $550 million senior secured revolving credit facility (which may be increased to $750 million at the discretion of the lenders upon the request of RAI) (the “RAI Revolving Credit Facility,” and together with the Term Loan, the “RAI Credit Facilities”) with Lehman Brothers Inc., J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and General Electric Capital Corporation, as joint lead arrangers, Lehman Brothers Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, Lehman Commercial Paper Inc. and Citicorp USA, Inc., as syndication agents, and General Electric Capital Corporation and Mizuho Corporate Bank, Ltd., as documentation agents. The credit agreement related to the RAI Credit Facilities is an amendment and restatement of the agreement related to RJR’s prior revolving credit facility, which the RAI Revolving Credit Facility is replacing.
     The Term Loan was used, together with the net proceeds of the Offering and available cash, to finance the Conwood Acquisition. The Term Loan is repayable in nominal annual payments until maturity. Amounts repaid on the Term Loan may not be reborrowed.
     RAI is able to use the RAI Revolving Credit Facility for borrowings and issuances of letters of credit, at its option. Issuances of letters of credit reduce availability under the RAI Revolving Credit Facility. There currently are no borrowings under the RAI Revolving Credit Facility other than the issuance of approximately $25 million of letters of credit.
     Under the terms of the RAI Credit Facilities, RAI is not required to maintain compensating balances; however, RAI is required to pay a commitment fee of 1.0% per annum on the unused portion of the RAI Revolving Credit Facility.
     Borrowings under the RAI Credit Facilities bear interest, at the option of RAI, at a rate equal to an applicable margin plus:

•	the reference rate, which is the higher of (1) the federal funds effective rate from time to time plus 0.5% and (2) the prime rate; or

•	the eurodollar rate, which is the rate at which eurodollar deposits for one, two, three or six months are offered in the interbank eurodollar market.
     The applicable margin for the RAI Credit Facilities is, initially, .875% with respect to reference rate loans and 1.875% with respect to eurodollar loans. These rates are subject to adjustment based upon RAI’s consolidated leverage ratio and the ratings of the debt under the RAI Credit Facilities. Overdue principal and, to the extent permitted by law, overdue interest, outstanding under the RAI Credit Facilities bear interest at a rate equal to the rate then in effect with respect to such borrowings, plus 2.0% per annum.
     The RAI Credit Facilities have restrictive covenants that limit RAI’s and its subsidiaries’ ability to pay dividends and repurchase stock, make investments, prepay certain indebtedness, incur indebtedness, engage in transactions with affiliates, create liens, acquire, sell or dispose of specific assets and engage in specified mergers or consolidations.
     RAI’s material domestic subsidiaries (including RJR and after giving effect to the Conwood Acquisition) guarantee RAI’s obligations under the RAI Credit Facilities. RAI has pledged substantially all of its assets, including the stock of its direct subsidiaries, to secure such obligations. These guarantors have also pledged substantially all of their assets to secure these obligations (including the stock, indebtedness and other obligations held by or owing to such guarantor of a subsidiary, other than for RJR and its direct and indirect subsidiary guarantors, which pledge is limited to the stock of RJR’s direct, wholly owned subsidiary, R. J. Reynolds Tobacco Company ,securing certain intercompany indebtedness owing by RJR to RAI, which RAI has assigned as collateral for the new credit facilities); however, RAI’s direct, wholly owned subsidiaries, Lane Limited and Santa Fe Natural Tobacco Company, Inc., pledged substantially all of their personal property, but not any real property.
     Under the terms of the RAI Credit Facilities, at such time, if any, as RAI has repaid the Term Loan in full and has obtained a corporate rating of investment grade (with not worse than stable outlooks) from each of Moody’s and S&P, the security for the RAI Credit Facilities will, generally, automatically be released and the obligations thereunder will become unsecured.
     Pursuant to documents relating to the RAI Credit Facilities, in the event of RAI’s exposure under any hedging arrangement with a lender under the RAI Credit Facilities (or any affiliate of such lender), RAI’s obligations with respect to such hedging arrangement will be guaranteed by the same entities and secured by the same assets as under the RAI Credit Facilities.
     Lehman Brothers Inc. served as financial advisor to RAI in connection with the Conwood Acquisition and is serving as dealer manager in connection with the RAI Exchange Offer. Lehman Brothers Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. were also Initial Purchasers in the Offering. Affiliates of these entities are lenders under the RAI Credit Facilities. The various agents under the RAI Credit Facilities, or their affiliates, are also lenders. In addition, affiliates of Mizuho Corporate Bank, Ltd., The Bank of Nova Scotia, Wachovia Bank, National Association and The Bank of New York, all of whom are participants under the RAI Credit

Facilities, were Initial Purchasers of the Notes. The Trustee is affiliated with The Bank of New York.
     The credit agreement, pledge agreement, security agreement and subsidiary guaranty related to the RAI Credit Facilities are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report and are incorporated herein by reference. Attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively are the form of deed of trust for North Carolina, the mortgage for South Carolina and the deed to secure debt for Georgia, which are instruments filed in such states to perfect the security interest of the lenders under the RAI Credit Facilities and the holders of the Notes and existing notes issued by RJR in the real estate-related collateral pledged by RAI and the guarantors under the RAI Credit Facilities, the 2006 Indenture and the RJR indentures dated May 15, 1999, and May 20, 2002. This summary of the provisions of these exhibits is qualified in its entirety by reference to such exhibits.
Supplemental Indentures to RJR Indentures
     The disclosure set forth under Item 3.03 below is hereby incorporated by reference herein in response to this Item 1.01.
Registration Rights Agreement
     In connection with the completion of the Offering, RAI and the Guarantors entered into a Registration Rights Agreement dated as of May 31, 2006 (the “Registration Rights Agreement”), with the Initial Purchasers. Under the terms of the Registration Rights Agreement, RAI and the Guarantors agreed to use their reasonable best efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer (the “Exchange Offer”) to (1) exchange the Notes for registered notes (the “Exchange Notes”) having substantially the same terms as the Notes, and (2) exchange the guarantees related to the Notes for registered guarantees relating to the Exchange Notes having substantially the same terms as the original guarantees. RAI and the Guarantors have agreed to use their reasonable best efforts to cause the Exchange Offer to be completed within 210 days after the issuance of the Notes. If the Exchange Offer is not so completed, the annual interest rate on the Notes will increase by 0.5% until this requirement is met. In addition, in certain circumstances, RAI and the Guarantors have agreed to file a shelf registration statement that would allow certain holders to offer some or all of the Notes and related guarantees to the public. If this shelf registration statement is not effective in certain circumstances, the annual interest rate on the Notes will increase by 0.5% until the shelf registration statement is effective. Under the Registration Rights Agreement, RAI and the Guarantors have agreed to indemnify the Initial Purchasers and the holders of the Notes against certain liabilities in connection with the Exchange Offer or registration statement, as the case may be, or contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.
     The Registration Rights Agreement is filed as Exhibit 10.8 to this Current Report and is incorporated herein by reference. This summary of the provisions of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement.

     As described above under the headings “2006 Indenture” and “New RAI Credit Facilities,” the Initial Purchasers and/or their affiliates have other business relationships with RAI and its subsidiaries.
Item 2.01. Completion of Acquisition or Disposition of Assets
     On May 31, 2006, Reynolds American issued a press release announcing, among other things, the completion of the Conwood Acquisition. RAI funded the $3.5 billion acquisition purchase price with the net proceeds of the Offering and borrowings under the Term Loan, both described above in Item 1.01 of this Current Report, as well as with available cash. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.
     As described in Item 1.01 of this Current Report, the Initial Purchasers of the Notes, and the lenders and other parties to the RAI Credit Facilities, and/or their respective affiliates, have other business relationships with RAI and its subsidiaries.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance-Sheet Arrangement of a Registrant.
     The disclosure set forth in Item 1.01 above under the heading “New RAI Credit Facilities” and “2006 Indenture” is hereby incorporated by reference in response to this Item 2.03.
Item 3.03. Material Modification to Rights of Security Holders.
     On May 31, 2006, RJR, RAI and certain subsidiaries of RJR, as guarantors, and the Trustee entered into (1) a Fifth Supplemental Indenture to RJR’s indenture dated May 15, 1999 (“RJR 1999 Indenture”), and (2) a Third Supplemental Indenture to RJR’s indenture dated May 20, 2002 (“RJR 2002 Indenture,” and together with the RJR 1999 Indenture, the “RJR Indentures”). The supplemental indentures clarify that the RAI Revolving Credit Facility described in Item 1.01 above is a replacement of RJR’s credit facility within the meaning of the RJR Indentures, and ensure that RAI will remain a guarantor of the debt securities issued under the RJR Indentures following the replacement of RJR’s credit facility with the RAI Revolving Credit Facility.
     The following series of RJR notes are issued under the RJR 2002 Indenture:
•	$300 million aggregate principal amount of RJR’s 6.500% Notes due 2007;

•	$300 million aggregate principal amount of RJR’s 6.500% Secured Notes due 2010;

•	$450 million aggregate principal amount of RJR’s 7.250% Notes due 2012; and

•	$200 million aggregate principal amount of RJR’s 7.300% Secured Notes due 2015.
     In addition, $200 million in aggregate principal amount of RJR’s 7.875% Notes due 2009 are issued under the RJR 1999 Indenture.
     The Fifth Supplemental Indenture and Third Supplemental Indenture are filed as Exhibits 4.5 and 4.6, respectively, to this Current Report and are incorporated herein by reference. This summary of the provisions of these supplemental indentures is qualified in its entirety by reference to the supplemental indentures.
Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
     (1) The financial statements required to be provided pursuant to Rule 3-05(b) of Regulation S-X will be filed as an amendment to this Current Report on Form 8-K not later than 71 days after the deadline for filing this report.
     (2) The signed accountant’s report required to be provided pursuant to Rule 2-02 of Regulation S-X will be filed as an amendment to this Current Report on Form 8-K not later than 71 days after the deadline for filing this report.
(b) Pro Forma Financial Information.
     The pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X will be filed as an amendment to this Current Report on Form 8-K not later than 71 days after the deadline for filing this report.
(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1, dated as of May 31, 2006, to the Purchase Agreement, dated as of April 24, 2006, by and among Karl J. Breyer, Marshall E. Eisenberg and Thomas J. Pritzker, as trustees, GP Investor, L.L.C., Reynolds American Inc. and Conwood Holdings, Inc. (f/k/a Pinch Acquisition Corporation).

4.1	Indenture dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors and The Bank of New York Trust Company, N.A. as trustee.

4.2	Form of Reynolds American Inc. 7.250% Senior Secured Note due 2013.

4.3	Form of Reynolds American Inc. 7.625% Senior Secured Note due 2016.

4.4	Form of Reynolds American Inc. 7.750% Senior Secured Note due 2018.

4.5	Fifth Supplemental Indenture dated May 31, 2006, to Indenture dated May 15, 1999, among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc. and certain subsidiaries of R.J. Reynolds Tobacco Holdings, Inc. as guarantors and the Bank of New York Trust Company, N.A. as trustee.

4.6	Third Supplemental Indenture dated May 31, 2006, to Indenture dated May 20, 2002, among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc. and certain

Exhibit No.	Description

subsidiaries of R.J. Reynolds Tobacco Holdings, Inc. as guarantors and the Bank of New York Trust Company, N.A. as trustee.

10.1	Fourth Amended and Restated Credit Agreement, dated as of May 31, 2006, among Reynolds American Inc., the agents and other parties named therein, and the lending institutions listed from time to time on Annex I thereto.

10.2	Second Amended and Restated Pledge Agreement, dated as of May 31, 2006, among Reynolds American Inc., certain of its subsidiaries as pledgors and JPMorgan Chase Bank, N.A. as collateral agent.

10.3	Second Amended and Restated Security Agreement, dated as of May 31, 2006, among Reynolds American Inc., certain of its subsidiaries as assignors and JPMorgan Chase Bank, N.A. as collateral agent.

10.4	Fifth Amended and Restated Subsidiary Guaranty, dated as of May 31, 2006, among certain of the subsidiaries of Reynolds American Inc. as guarantors and JPMorgan Chase Bank, N.A. as administrative agent.

10.5	Form of First Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (North Carolina) made as of May 31, 2006, by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee.

10.6	Form of First Amended and Restated Deed to Secure Debt, Security Agreement, Assignment of Leases, Rents and Profits (Bibb County, Georgia) made as of May 31, 2006, by R. J. Reynolds Tobacco Company, as the Grantor, to JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for the Secured Creditors, as the Grantee.

10.7	Form of First Amended and Restated Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Cherokee County, South Carolina) made as of May 31, 2006, by R. J. Reynolds Tobacco Company, as the Mortgagor, to JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for the Secured Creditors, as the Mortgagee.

10.8	Registration Rights Agreement, dated May 31, 2006, by and among Reynolds American Inc., the guarantors listed in Schedule 1 thereto, Lehman Brothers Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., and the initial purchasers named in Schedule 2 thereto.

99.1	Press Release, dated May 31, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 6, 2006

REYNOLDS AMERICAN INC.
By:	/s/McDara P. Folan, III
Name: McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 1, dated as of May 31, 2006, to the Purchase Agreement, dated as of April 24, 2006, by and among Karl J. Breyer, Marshall E. Eisenberg and Thomas J. Pritzker, as trustees, GP Investor, L.L.C., Reynolds American Inc. and Conwood Holdings, Inc. (f/k/a Pinch Acquisition Corporation).

4.1	Indenture dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors and The Bank of New York Trust Company, N.A. as trustee.

4.2	Form of Reynolds American Inc. 7.250% Senior Secured Note due 2013.

4.3	Form of Reynolds American Inc. 7.625% Senior Secured Note due 2016.

4.4	Form of Reynolds American Inc. 7.750% Senior Secured Note due 2018.

4.5	Fifth Supplemental Indenture dated May 31, 2006, to Indenture dated May 15, 1999, among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc. and certain subsidiaries of R.J. Reynolds Tobacco Holdings, Inc. as guarantors and the Bank of New York Trust Company, N.A. as trustee.

4.6	Third Supplemental Indenture dated May 31, 2006, to Indenture dated May 20, 2002, among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc. and certain subsidiaries of R.J. Reynolds Tobacco Holdings, Inc. as guarantors and the Bank of New York Trust Company, N.A. as trustee.

10.1	Fourth Amended and Restated Credit Agreement, dated as of May 31, 2006, among Reynolds American Inc., the agents and other parties named therein, and the lending institutions listed from time to time on Annex I thereto.

10.2	Second Amended and Restated Pledge Agreement, dated as of May 31, 2006, among Reynolds American Inc., certain of its subsidiaries as pledgors and JPMorgan Chase Bank, N.A. as collateral agent.

10.3	Second Amended and Restated Security Agreement, dated as of May 31, 2006, among Reynolds American Inc., certain of its subsidiaries as assignors and JPMorgan Chase Bank, N.A. as collateral agent.

10.4	Fifth Amended and Restated Subsidiary Guaranty, dated as of May 31, 2006, among certain of the subsidiaries of Reynolds American Inc. as guarantors and JPMorgan Chase Bank, N.A. as administrative agent.

Exhibit No.	Description

10.5	Form of First Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (North Carolina) made as of May 31, 2006, by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee.

10.6	Form of First Amended and Restated Deed to Secure Debt, Security Agreement, Assignment of Leases, Rents and Profits (Bibb County, Georgia) made as of May 31, 2006, by R. J. Reynolds Tobacco Company, as the Grantor, to JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for the Secured Creditors, as the Grantee.

10.7	Form of First Amended and Restated Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Cherokee County, South Carolina) made as of May 31, 2006, by R. J. Reynolds Tobacco Company, as the Mortgagor, to JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for the Secured Creditors, as the Mortgagee.

10.8	Registration Rights Agreement, dated May 31, 2006, by and among Reynolds American Inc., the guarantors listed in Schedule 1 thereto, Lehman Brothers Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., and the initial purchasers named in Schedule 2 thereto.

99.1	Press Release, dated May 31, 2006